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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 10, 1999, except for Note 7, as to which the date is June __, 1999, in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of Ask Jeeves, Inc. for the registration of 3,450,000 shares of its common stock.




Walnut Creek, California
June __, 1999


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     The foregoing consent is in the form that will be signed upon the completion of the reincorporation in Delaware and 1 for 2 reverse stock split as described in Note 7 to the financial statements.



                                        /s/  ERNST & YOUNG LLP


Walnut Creek, California
June 15, 1999